                                                                    EXHIBIT 10.6


                            [FIFTH THIRD BANK LOGO]

                                    ADDENDUM
                                       TO
                             MASTER EQUIPMENT LEASE
                                     BETWEEN
                             CINTECH SOLUTIONS, INC.
                                       AND
                         THE FIFTH THIRD LEASING COMPANY

     THIS ADDENDUM is intended to be attached to, and the provisions hereof are hereby incorporated into that certain Master Equipment Lease, dated December 18, 2001, (the "Lease"), executed by CINTECH SOLUTIONS, INC., an Ohio corporation (the "Lessee") and THE FIFTH THIRD LEASING COMPANY, an Ohio corporation (the "Lessor").

     1. FIXED CHARGE COVERAGE RATIO. So long as any of the Obligations remain outstanding, Lessee will not permit its Fixed Charge Coverage Ratio, on a consolidated basis, to be less than 1.20 : 1.00 as calculated on a rolling four
(4) quarter basis, as measured on the last day of each calendar quarter.

     2. If Lessee fails to maintain the Fixed Charge Coverage Ratio, Lessee will maintain cash in excess of Two Million Dollars ($2,000,000) on deposit in Fifth Third Bank.

     3. DEFINITIONS. The terms used herein shall have the meanings set forth below:

          (a) Current Maturities of Long Term Debt" means that portion of the principal amount of Long Term Debt, which must be repaid during the twelve fiscal months prior to the date on which the determination is being made.

          (b) "Distributions" means (i) declaring of any dividends by Lessee;
(ii) issuing of any additional shares of Lessee's capital stock; or (iii) granting of any warrants, options or other rights to purchase Lessee's stock.

          (c) "EBITDA" means the amount of Lessee's earnings before interest, taxes, depreciation and amortization for each fiscal year.

          (d) "Fixed Charge Coverage Ratio" means the ratio of (a) Lessee's EBITDA to (b) the sum of Lessee's interest expense, Distributions, Current Maturities of Long Term Debt, and unfunded capital expenditures for the prior fiscal year.

          (e) "Indebtedness" means (i) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interest if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis (if Lessee should have a subsidiary) as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to





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which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases).

          (f) "Long Term Debt" means Indebtedness, which either by its terms is not payable in full within one year from the date incurred, or the repayment of which may, at the option of the obligor, be extended for a period of more than one year from the date incurred.

          (g) "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Lessee owed to each of Lessor and the affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by Lessee to others and acquired by Lessor or any affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising hereunder, the Lease and the other loan documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Fifth Third Bank for the benefit of or at the request of Lessee, and all expenses and attorneys' fees incurred by Lessor and any affiliate of Fifth Third Bancorp hereunder or any other document or instrument related to any of the foregoing.

ENTIRE AGREEMENT. Lessee agrees that there are no conditions or understandings, which are not expressed in the Lease and the Addendum referred to herein.

SEVERABILITY. The declaration of invalidity of any provision of the Lease and this Addendum shall not affect any part of the remainder of the provisions.

ASSIGNMENT. Lessee agrees not to assign any of Lessee's rights, remedies or obligations described in the Lease and this Addendum without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion. Lessee agrees that Lessor may assign some or all of its rights and remedies described in the Lease and this Addendum without notice to, or prior consent from, the Lessee.

MODIFICATION; WAIVER OF LESSOR. The modification or waiver of any of Lessee's obligations or Lessor's rights under the Lease and this Addendum must be contained in writing signed by Lessor. Lessor may perform Lessee's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Lessee's obligations under the Lease and this Addendum shall not be affected if Lessor amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-Lessee, endorser or guarantor, or (ii) the Collateral or any other property securing the obligations.

WAIVER OF LESSEE. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Lessee, and any endorser or guarantor hereof. Each of Lessee, including but not limited to all co-makers and accommodation makers of the Lease and this Addendum, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

GOVERNING LAW; CONSENT TO JURISDICTION. The Lease and this Addendum is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Lessee agrees that the state and federal courts in Hamilton County, Ohio shall have exclusive jurisdiction over all matters arising out of the Lease and this Addendum, and that service of process in any such proceeding shall be effective if mailed to Lessee at the address set forth therefor below.




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JURY WAIVER. LESSEE, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A
TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

WARRANT OF ATTORNEY. Lessee authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after maturity of this Lease, whether by its terms or upon default, acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it in favor of Lessor for the principal sum due herein together with interest, charges, court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If the Lease or this Addendum or any Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligations its attorneys' fees. GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LESSOR OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR LESSEE WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. LESSEE AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LESSOR OR HOLDER OF SUCH OBLIGATION. LESSEE WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING SUCH ATTORNEY IS BEING PAID BY LESSOR OR THE HOLDER OF SUCH OBLIGATION.

IN WITNESS WHEREOF, this Addendum to the Master Equipment Lease is executed on the 21ST day of AUGUST, 2002.

================================================================================
 WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER
 FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
================================================================================


CINTECH SOLUTIONS, INC.                      THE FIFTH THIRD LEASING COMPANY

By:   /s/ Dino Lucarelli                     By:  /s/ Donald P. Lehmkuhl
    ---------------------------                   ------------------------------

Title: Chief Financial Officer               Title: Vice President
      -------------------------                    -----------------------------

LESSEE                                       LESSOR


                                             By:  /s/ Mark J. Zink
                                                  ------------------------------

                                             Title: AVP
                                                   -----------------------------

                                             LESSOR














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